Exhibit 99

RPC, Inc. Announces

43 Percent Increase in Regular Quarterly Cash Dividend

ATLANTA, January 24, 2018 - RPC, Inc. (NYSE: RES) announced today that its Board of Directors declared a 43 percent increase to the regular quarterly cash dividend from $0.07 per share to $0.10 per share payable March 9, 2018 to common stockholders of record at the close of business on February 9, 2018.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this press release, please contact:

Ben M. Palmer

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@rpc.net